EXHIBIT 99.1

ATMI Announces Agreement to Sell LifeSciences Business to Pall Corporation

DANBURY, Conn., Dec. 23, 2013 (GLOBE NEWSWIRE) -- ATMI, Inc. (Nasdaq:ATMI), a global technology company and leader in single-use bioprocess solutions, announced today it has reached agreement with Pall Corporation (NYSE:PLL) to sell ATMI LifeSciences in a transaction valued at $185 million.

The transaction includes all assets associated with the LifeSciences business, including two locations in Belgium plus a shared facility in Minnesota. ATMI expects the transaction to close during the first quarter of 2014, subject to applicable regulatory approvals and customary closing conditions. After tax cash proceeds from the transaction are expected to be approximately $165 million.

"We are very happy to have Pall as the new owner of this business, and believe the fit with Pall's capabilities will accelerate its growth and provide great customer support," said Chief Executive Officer, Doug Neugold. "This transaction, a result of our ongoing exploration of strategic alternatives, also has the effect of realizing significant value for our shareholders."

"The combination of ATMI LifeSciences and Pall will provide leading technology to serve the bioprocessing industry," added Senior Vice President and General Manager of ATMI LifeSciences, Mario Philips. "I'm extremely excited about joining forces with an outstanding organization like Pall Corporation and the expanded opportunities this will provide to our customers."

Barclays Capital is acting as financial advisor and Weil, Gotshal & Manges LLP is acting as legal advisor to ATMI in connection with this transaction.

About ATMI

ATMI, Inc. is a global provider of specialty semiconductor materials, and safe, high-purity materials handling and delivery solutions designed to increase process efficiencies for the microelectronics, life sciences, and other industries. For more information, please visit http://www.atmi.com.

About ATMI LifeSciences

ATMI LifeSciences is an acknowledged technology leader in the field of single-use bioprocess systems and consumables for the pharmaceutical and biopharmaceutical industries. Its innovative, market-leading portfolio of custom-engineered, flexible packaging solutions, single-use storage systems, mixers and bioreactors is driving bioprocess efficiency and delivering value for biopharmaceutical companies around the world. For more information, please visit http://www.atmi-lifesciences.com.

About Pall Corporation

Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company's engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation is an S&P 500 company serving customers worldwide. Follow us on Twitter @PallCorporation or visit www.pall.com.

ATMI and the ATMI logo are trademarks or registered trademarks of Advanced Technology Materials, Inc., in the United States, other countries, or both.

Forward Looking Statements

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2013 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor and life sciences industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing, commercializing, and delivering new products; customer-driven pricing pressure; potential loss of key customers; problems or delays in integrating acquired operations and businesses; uncertainty in the credit and financial markets; ability to protect ATMI's proprietary technology; and other factors described in ATMI's Form 10-K for the year ended December 31, 2012 and other subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

CONTACT: Troy Dewar
         Vice President, Investor Relations and Corporate Communications
         203.207.9349
         tdewar@atmi.com